Exhibit 10.1

SUBSCRIPTION DOCUMENTS INSTRUCTIONS TO INVESTORS

AFTER YOU HAVE DECIDED TO SUBSCRIBE FOR AND PURCHASE THE SERIES A-1 PREFERRED UNITS, PLEASE OBSERVE THESE INSTRUCTIONS:

A.	Confidential Subscriber Questionnaire

Complete and sign two originals of the “Confidential Subscriber Questionnaire.” The purpose of the Confidential Subscriber Questionnaire is to provide certain information as to the status of a subscriber to enable the Partnership and the General Partner to determine whether to accept a subscription. It is understood that the information provided is confidential and will not be reviewed by anyone other than the Partnership, the General Partner, and its counsel.

B.	Subscription Agreement

Complete and sign two originals of the “Subscription Agreement.” PLEASE READ THE SUBSCRIPTION AGREEMENT IN ITS ENTIRETY. IT CONTAINS VARIOUS STATEMENTS AND REPRESENTATIONS TO BE MADE BY SUBSCRIBERS, AS WELL AS ADDITIONAL INFORMATION ABOUT THE PARTNERSHIP.

C.	Counterpart Signature Page to the Limited Partnership Agreement	Complete and sign two originals of the counterpart signature page to the Second Amended and Restated Agreement of Limited Partnership of Greystone Housing Impact Investors LP dated December 5, 2022.
D.	Return of Subscription Materials

All of the foregoing documents must be delivered to:

Greystone Housing Impact Investors LP c/o

c/o Greystone AF Manager LLC

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Attention: Jesse A. Coury, CFO

After receipt of all the foregoing completed documents, the General Partner will determine whether to accept the subscription. If the subscription is accepted, the General Partner will notify the prospective investor of the date by which the prospective investor will be required to transmit the amount of such investor’s subscription proceeds, together with instructions for making payment for the Series A-1 Preferred Units to be purchased. All payments must be made by wire transfer of immediately available funds. If a potential investor’s subscription is not accepted, the General Partner will notify such potential investor as soon as practicable.

All information is to be typed or printed in ink.

Subscription Instructions

Greystone Housing Impact Investors LP

(A Delaware Limited Partnership)

Series A-1 Preferred Units Representing Limited Partnership Interests SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is effective as of the date set forth on the signature page of the Subscription Acceptance hereof (the “Effective Date”), between the undersigned subscriber (the “Subscriber”), and Greystone Housing Impact Investors LP (formerly known as America First Multifamily Investors, L.P.), a Delaware limited partnership (the “Partnership”).

Recitals

WHEREAS, the Partnership is offering for sale 3,500,000 Series A-1 Preferred Units representing limited partnership interests of the Partnership (the “Series A-1 Preferred Units”) at a price of $10.00 per unit (the “Offering”), with a minimum investment requirement of $5,000,000 (500,000 Series A-1 Preferred Units) per subscriber, unless otherwise approved by the General Partner in its sole discretion; and

WHEREAS, the Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-3 (File No. 333-259203), covering the Series A-1 Preferred Units to be issued from time to time by the Partnership, which was declared effective by the Commission on September 9, 2021, and which was subsequently amended pursuant to a Post-Effective Amendment No. 1 filed by the Partnership on April 4, 2022 and declared effective by the Commission on April 13, 2022 (as so amended, the “Registration Statement”); and

WHEREAS, the Partnership has prepared a prospectus dated April 15, 2022, which was subsequently supplemented pursuant to a Prospectus Supplement filed by the Partnership with the Commission on December 8, 2022, specifically relating to the Series A-1 Preferred Units, which is included as part of the Registration Statement, pursuant to which the Series A-1 Preferred Units are being offered by the Partnership in the Offering, which prospectus may be further supplemented from time to time to add, update, or change information contained therein (the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented from time to time by any prospectus supplement, in the form in which such prospectus and/or prospectus supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with any then issued free writing prospectus, is referred to herein as the “Prospectus”); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Prospectus.

NOW, THEREFORE, in consideration of the promises made by the parties herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

Agreement

Section 1. Subscription for Series A-1 Preferred Units. Subject to the terms and conditions of this Agreement, as of the Effective Date the Subscriber hereby subscribes for, and the Partnership agrees to issue to the Subscriber, that number of Series A-1 Preferred Units of the Partnership set forth on the Subscriber’s signature page hereto. The closing of the purchase and sale of the Series A-1 Preferred Units described herein shall occur at such time and location as the parties shall mutually agree (the “Closing”).

Subscription Agreement

Section 2. Closing Deliveries. At the Closing, the Subscriber shall deliver or cause to be delivered to the Partnership the aggregate amount of the Subscriber’s amount of subscription, as set forth on the Subscriber’s signature page hereto, by wire transfer of immediately available funds to the account as specified by the Partnership. Upon the Closing, the Partnership shall deliver or cause to be delivered to the Subscriber the originally executed: (i) Confidential Subscriber Questionnaire completed by the Subscriber and accompanying this Agreement (the “Confidential Subscriber Questionnaire”); (ii) this Agreement; (iii) counterpart signature page to the Partnership Agreement, as countersigned by the General Partner; and (iv) such other evidence of the Subscriber’s record ownership of the Series A-1 Preferred Units as may be reasonably requested by the Subscriber and mutually agreed to by the General Partner.

Section 3. Representations and Warranties. The Subscriber understands that the Partnership is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether to accept the Subscriber’s subscription for Series A-1 Preferred Units. Accordingly, the Subscriber hereby represents and warrants to the Partnership, and intends that the Partnership rely upon these representations and warranties for the purpose of establishing the acceptability of this Agreement, as follows:

(a)
Subscriber Information. The address of the Subscriber in the Confidential Subscriber Questionnaire is the true and correct address of the domicile and residency of the Subscriber, and the Subscriber has no present intention of changing such address to another state or jurisdiction. The Subscriber agrees to promptly notify the Partnership if the information contained in this Agreement, the accompanying Confidential Subscriber Questionnaire, or any other document is or becomes incorrect.

(b)
Investment Intent. The Subscriber is subscribing for the Series A-1 Preferred Units for its own account and for investment purposes only, and not with a view to the distribution or resale thereof, in whole or in part, to anyone else.

(c)
Liquidity. The Subscriber is in such a financial condition that it has no need for liquidity with respect to a subscription in the Series A-1 Preferred Units and no need to dispose of any portion of the Series A-1 Preferred Units subscribed for hereby to satisfy any existing or contemplated undertaking or indebtedness. The Subscriber hereby represents that, at the present time, the Subscriber could afford a complete loss of its subscription in the Series A-1 Preferred Units.

(d)
No Governmental Approvals of Offering. The Subscriber understands that no federal or state governmental agency or authority has passed upon the Series A-1 Preferred Units or made any finding or determination concerning the fairness, advisability, or merits of the Offering or this subscription.

(e)
Availability of Other Information. The Subscriber acknowledges that the Partnership has made available to it and its management the opportunity to ask questions and receive answers concerning the Partnership, the Partnership Agreement, and the Series A-1 Preferred Units, and to obtain any additional information which the Partnership or General Partner possesses or can acquire without unreasonable effort or expense and has received any and all information requested.

(f)
Independent Evaluation of Subscription. No representations or warranties have been made to the Subscriber concerning the Partnership, its business, the General Partner, or the Series A-1 Preferred Units by the Partnership, the General Partner, any affiliate of the Partnership or the General Partner, or any agent, officer, or employee of any of them, or by any other person,

Subscription Agreement

and in entering into this Agreement the Subscriber is not relying on any information other than the results of the Subscriber’s own independent investigation and due diligence. In this regard, the Subscriber has made its own inquiry and analysis (on its own or with the assistance of others) with respect to the Partnership and its business, the General Partner, the Series A-1 Preferred Units, the Partnership Agreement, and other material factors affecting the Series A-1 Preferred Units. Based on such information and analysis, the Subscriber has been able to make an informed decision to subscribe for the Series A-1 Preferred Units.

(g)
Sophistication of Subscriber. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of a subscription in the Series A-1 Preferred Units. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this subscription and ownership of the Series A-1 Preferred Units.

(h)
No Public Market for the Series A-1 Preferred Units. The Subscriber understands that there is no public market for the Series A-1 Preferred Units, the Partnership does not intend for a public market in the Series A-1 Preferred Units to develop, and such a public market is unlikely ever to develop.

(i)
State of Domicile. The Subscriber’s state of domicile, both at the time of the initial offer of the Series A-1 Preferred Units to the Subscriber and at the present time, was and is within the state set forth in the Subscriber’s address disclosed on this Agreement below.

(j)
Organization and Authority; Subscriber Status. If the Subscriber is an entity, the Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with the full right, corporate or partnership power, and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise carry out its obligations hereunder. The execution, delivery, and performance by the Subscriber of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Subscriber. The Subscriber’s governing instruments permit, and it is duly qualified to make, this subscription for the Series A-1 Preferred Units. This Agreement and the Confidential Subscriber Questionnaire have been duly executed by the Subscriber, and when delivered by the Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms. By executing this Agreement, the Subscriber hereby represents that the representations and warranties of the Subscriber set forth in the Confidential Subscriber Questionnaire attached to this Agreement, including the representations and warranties regarding the legal status of the Subscriber, are true and correct.

(k)
Tax Consequences of Subscription. The Subscriber hereby acknowledges that there can be no assurance regarding the tax consequences of a subscription for the Series A-1 Preferred Units, nor can there be any assurance that the Internal Revenue Code of 1986, as amended, or the regulations promulgated thereunder, or other applicable laws and regulations, will not be amended at some future time. In making this subscription for the Series A-1 Preferred Units, the Subscriber hereby represents that it is relying solely upon the advice of the Subscriber’s tax advisor with respect to the tax aspects of a subscription for the Series A-1 Preferred Units.

(l)
Anti-Money Laundering Provisions. Neither the Subscriber nor (i) any person controlling or controlled by the Subscriber, (ii) any person having a beneficial interest in the Subscriber, or (iii) any person for whom the Subscriber is acting as agent or nominee in connection

Subscription Agreement

with this investment, is a person or entity with which the Partnership would be prohibited from engaging in a transaction under the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. No funds the Subscriber will use for the purchase of Series A-1 Preferred Units either now or for any future capital contributions, if any, were, and are not directly or indirectly derived from, activities that contravene U.S. federal, state, local, or international laws and regulations applicable to the Subscriber, including U.S. anti-money laundering laws and regulations. The Subscriber agrees to promptly notify the Partnership if any of the foregoing representations in this Section 3(l) cease to be true and accurate regarding the Subscriber. The Subscriber also agrees to provide the Partnership and the General Partner with any additional information regarding the Subscriber that the Partnership or General Partner deems necessary or convenient to ensure compliance with the foregoing representations. The Subscriber understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Partnership may undertake appropriate actions to ensure compliance with applicable laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s investment in the Series A-1 Preferred Units. The Subscriber further understands that the Partnership may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners of the Subscriber, to the proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of the foregoing described anti-money laundering rules.

(m)
No Right to Require Registration Upon Resale. The Subscriber understands that the Subscriber has no right to require the Partnership to register the further resale of the Subscriber’s Series A-1 Preferred Units under federal or state securities laws at any time.

Section 4. Other Covenants.

(a)
Governing Law. The Subscriber agrees that, notwithstanding the place where this Agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. The Subscriber hereby irrevocably agrees that any suit, action, or proceeding with respect to this Agreement and any or all transactions relating hereto shall be brought in the local courts in New Castle County, Delaware or in the U.S. District Court for the District of Delaware, as the case may be.

(b)
Indemnification of the Partnership and Others. The Subscriber agrees to hold the Partnership, the General Partner, and its officers, managers, and controlling persons (as defined in the Securities Act), and any persons affiliated with any of them or with the issuance of the Series A-1 Preferred Units, harmless from all expenses, liabilities, and damages (including reasonable attorneys’ fees) deriving from a disposition of the Series A-1 Preferred Units by the Subscriber in a manner in violation of the Securities Act, or of any applicable state securities law or which may be suffered by any such person by reason of any breach by the Subscriber of any of the representations contained herein.

(c)
Use of Proceeds. The Partnership will use the proceeds from the Offering as described in the Prospectus.

Section 5. Amendments. Neither this Agreement nor any term hereof may be amended, changed, or waived without the prior written consent of all the parties hereto.

Subscription Agreement

Section 6. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement or any instrument pursuant to Section 5 hereof is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the executing party (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof.

Section 7. Entire Agreement. This Agreement and the Confidential Subscriber Questionnaire contain the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to their subject matter.

Section 8. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

Section 9. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 10. Miscellaneous. This Agreement is not transferable or assignable by the Subscriber without the prior written consent of the Partnership. All notices or other communications to be given or made hereunder to the Subscriber shall be in writing and may be hand delivered or sent by fax, certified or registered mail, postage prepaid, e-mail, or by a private overnight delivery service to the Subscriber’s address set forth below. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as set forth in Section 4(b) of this Agreement. The representations, warranties, and covenants contained herein shall survive the Closing and the delivery of the Series A-1 Preferred Units.

[Remainder of Page Intentionally Left Blank]

Subscription Agreement

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement to be effective as of the Effective Date set forth below on the Subscription Acceptance.

Subscriber:

Name of Subscriber: PNC Community Development Company, LLC

Address of Subscriber: 1900 East Ninth Street, Suite 3400, Cleveland, OH 44114

Signature of Authorized Signatory: /s/ David M. Eddy

Name and Title of Authorized Signatory: David M. Eddy, Vice President

Number of Series A-1 Preferred Units Subscribed For: 1,000,000

In no event shall the total number of shares subscribed for by the Subscriber herein, or 1,000,000 units, exceed thirty percent (30%) of the total number of Series A-1 Preferred Units subject to this offering of 3,500,000 units, or 1,050,000 units.

Aggregate Amount of Subscription: $10,000,000

Date Signed by Subscriber: 6/2/2023

Selection of Designated Target Region:

The Subscriber indicated above hereby selects the following as the Designated Target Region for the Subscriber’s investment:

Complete One:

The State of .

The multi-state region including .

The metropolitan area of Houston-The Woodlands Sugarland TX MSA 26420.

The entire United States.

The Subscriber also may specify the amount of the Subscriber’s investment proceeds to be allocated to one or more of the following Specified CRA Assets:

The Subscriber may also request an allocation of capital to specific investments already within the portfolio. Such requests to be allocated as according to the “CRA Credit Allocation Methodology” set forth in the Prospectus and subject to confirmation by the General Partner.

Property Name	State	Allocation Request Amount
Concord at Gulf Gate Apartments 7120 Village Way Houston, TX 77087	TX	$10,000,000

By signing this Agreement, the Subscriber acknowledges reading and agrees to the provisions set forth in the section captioned “CRA Credit Allocation Methodology” of the Prospectus. The Subscriber acknowledges that the General Partner provides no guarantee that the Subscriber will receive CRA credit for its investment in the Series A-1 Preferred Units.

SUBSCRIPTION ACCEPTANCE

This Agreement is accepted as of June 2, 2023, which shall be the Effective Date of the subscription described in this Agreement.

Greystone Housing Impact Investors LP

By: /s/ Kenneth C. Rogozinski

Kenneth C. Rogozinski, Chief Executive Officer

Subscription Agreement